                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the incorporation by reference in this registration statement on Form S-8 of Genzyme Corporation for its 1990 Equity Incentive Plan of our reports dated March 1, 1996 except as to Note Q which is March 26, 1996 on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation, dated March 1, 1996 except as to Note R which is March 26, 1996 on our audits of the combined financial statements and financial statement schedule of Genzyme General Division and dated March 1, 1996 except as to Note O which is March 26, 1996 on our audits of the combined financial statements and financial statement schedule of Genzyme Tissue Repair Division all as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, which reports are included in Genzyme Corporation's 1995 Annual Report on Form 10-K.


                                                 /s/ Coopers & Lybrand L.L.P.
                                                 Coopers & Lybrand L.L.P.


Boston, Massachusetts
August 7, 1996




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